Exhibit 4.54

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

Confidential
Execution Version
BioNTech SE · An der Goldgrube 12 · 55131 Mainz Germany

	Reference number: Contact: Department:	[***] [***] [***]
	Phone: Fax: Email: Website:	[***] [***] [***] [***]
	Date:	November 12, 2024
Duality Biologics (Suzhou) Co. Ltd. Attn. John Zhu, [***] Unit 1105-1106, No 868 Ying Hua Road Pudong New District, Shanghai China Via E-mail: [***] [***]

	Date:	12 November 2024

Re: Combination trials under License and Collaboration Agreements (HER2, B7H3 and TROP2)

Dear John Zhu,

1.Reference is hereby made to the License and Collaboration Agreement (TROP2) dated August 4, 2023 (as amended and supplemented from time to time, the “Duality TROP2 Agreement”), the License and Collaboration Agreement (B7H3) dated March 31, 2023 (as amended and supplemented from time to time, the “Duality B7H3 Agreement”) and the License and Collaboration Agreement (HER2) dated March 16, 2023 (as amended and supplemented from time to time, the “Duality HER2 Agreement”), each entered into by and between Duality Biologics (Suzhou) Co. Ltd., a company incorporated in the People’s Republic of China (“Duality”) and BioNTech SE (“BioNTech”) (the Duality TROP2 Agreement, Duality B7H3 Agreement and Duality HER2 Agreement together, the “License Agreements”). Duality and BioNTech are each referred to herein, individually, as a “Party” and, collectively, as the “Parties”.
2.BioNTech wishes to collaborate with Duality in order to undertake certain Development activities in the Territory and Retained Territory with the Duality Licensed Products (as defined below) in combination with other product(s) that are proprietary to or owned or Controlled by BioNTech or any of its Affiliates (the “BioNTech Products”), pursuant to the terms herein. In accordance with Section 2.1(b) (Retained Territory License Grant) of the License Agreements, all such Development activities in the Retained Territory shall be for the sole purpose of Developing, having Developed, Manufacturing, having Manufactured, Commercializing and otherwise exploiting the Duality Licensed Products in the Territory, including in combination with BioNTech Products.

3.In accordance with the terms of the License Agreement(s), BioNTech or its Affiliates may conduct non-clinical or clinical studies with respect to a Duality Licensed Product(s) in combination with a BioNTech Product, itself or through a Third Party designee(s) (including a Third Party Collaborator), and grant to any such Third Party designee(s) a sublicense of rights under Section 2.1 (License Grant) of the applicable License Agreement for the performance of the applicable non-clinical or clinical study in the Territory or, subject to Duality’s prior written consent, Retained Territory. Provided that any sublicenses granted to any such Third Party designee(s) under Section 2.1 (License Grant) of the applicable License Agreement are limited to the performance of such study, and activities (including regulatory activities) that are necessary or reasonably useful to support such study, then notwithstanding any provision to the contrary set forth in the applicable License Agreement, any such Third Party designee will be considered a subcontractor subject to the first sentence of Section 2.2(c) (Licensee’s Responsibility) of the Duality TROP2 Agreement, which is incorporated herein, mutatis mutandis, and will not be subject to the obligations in the License Agreements applicable to Sublicensees as a result of such sublicense (including those set forth in Section 2.2 (Sublicense Rights) of the License Agreements).
4.Defined terms used in this letter agreement (this “Letter Agreement”) but not herein defined shall have the meanings ascribed to them in the License Agreements.
5.In the event of any conflict between the terms and conditions of this Letter Agreement and the License Agreement(s), the terms and conditions set forth in this Letter Agreement shall control with respect to the subject matters that are set out in this Letter Agreement solely in relation to the [***] defined in Paragraph 8 below. For clarity: (a) nothing in this Letter Agreement shall affect the application of the provisions of the License Agreements with respect to the Exploitation of any Duality Licensed Product (as defined in Paragraph 8 (a)) as a monotherapy or in combination with a standard of care product (i.e., not in combination with any BioNTech Product); and (b) any variation between a provision of this Letter Agreement and any License Agreement shall not be considered in the interpretation of this Letter Agreement or such License Agreement.
[***]
6.[***]
7.[***]
Performance of Combination Trials
8.The Parties hereby agree that, unless otherwise agreed by the Parties in writing, the terms of this Letter Agreement shall apply with respect to:
a.[***] for the study of Original ADC Licensed Products (as defined in each License Agreement, and together, “Duality Licensed Products”) in combination with BioNTech Product(s) (for clarity, whether or not in combination with chemotherapy or other standard of care agents), where such [***] or such cohort: (i) is sponsored by Duality; (ii) enrolls patients (1) solely in the Retained Territory or (2) in both the Territory and the Retained Territory; and (iii) is set forth in Schedule 1 (any such [***] or cohort thereof, a “Duality Combination Trial”), and other Development activities in connection with such Duality Combination Trial (any such Duality

Combination Trial together with any such other Development activities in connection therewith, the “Duality Combination Development Activities”). [***] Duality shall only act as the clinical sponsor of the Duality Combination Trials as specified in Schedule 1 and the applicable Development Plan for the Duality Combination Development Activities. Under the oversight of the JSC, Duality shall be responsible for the performance of Duality Combination Development Activities allocated to Duality under this Letter Agreement or as otherwise agreed by the Parties in writing; and
b.    any [***] for the study of Duality Licensed Products in combination with BioNTech Product(s) that: (i) is sponsored by BioNTech or its Affiliates or a Third Party Collaborator (as defined below), (ii) enrolls patients (1) solely in the Retained Territory or (2) in both the Territory and the Retained Territory, and (iii) is set forth in Schedule 1 (any such Clinical Trial, a “BioNTech Combination Trial”, and, together with any other Development activities in connection with such BioNTech Combination Trial, the “BioNTech Combination Development Activities”). Under the oversight of the JSC, Duality shall be responsible for the performance of BioNTech Combination Development Activities allocated to Duality under this Letter Agreement or as otherwise agreed by the Parties in writing. BioNTech Combination Trials together with Duality Combination Trials are collectively “Combination Trials”, and BioNTech Combination Development Activities together with Duality Combination Development Activities are collectively “Combination Development Activities”.

For the avoidance of doubt, Combination Development Activities may include pre-clinical studies required by BioNTech to enable a Combination Trial to the extent such studies are provided in Schedule 1 or otherwise agreed by the Parties in writing. Unless otherwise agreed in writing, BioNTech shall be responsible for the cost incurred by BioNTech or Duality (for and on behalf of BioNTech) in the performance of such preclinical or non-clinical studies, provided that, with respect to such cost incurred by Duality, BioNTech shall only have the obligation to reimburse Duality for such costs reasonably incurred in accordance with a budget prior agreed between the Parties. If any Combination Trial is amended such that[***] shall not be considered a Combination Trial under this Letter Agreement and the Parties shall cooperate to, via the JSC, amend Schedule 1 to [***].
9.The Parties shall, via the JSC, add development plans for the Combination Development Activities (“Combination Development Plan”) into the then-current, applicable Development Plan(s) and the corresponding budgets (“Combination Development Budget”) into the relevant Development Budget (such budgets determined in accordance with the funding terms of this Letter Agreement).
10.BioNTech may request Duality (in writing via the JSC) to include additional [***] as Combination Trial(s) either solely in the Retained Territory or in both the Territory and the Retained Territory (an “Additional Trial Request”):
a.Each Additional Trial Request shall specify information listed in Schedule 2. [***]

b.Within [***] days of [***] (the “Opt-In Period”), Duality shall have the right to opt in to paying Duality Combination Development Costs (as defined in paragraph 31(e)) under subparagraph 32(a) and paragraph 34 of this Letter Agreement by written confirmation to BioNTech specifying such opt-in, and, effective from [***], such Combination Trial shall constitute an “Opted-In Trial”. [***]
c.Promptly (and in any event within [***] days) following the expiry of the Opt-In Period) the JSC shall agree on a Combination Development Plan and corresponding Combination Development Budget for such Clinical Trials (or added cohorts) or other Development activities, as applicable.
d.Promptly following such JSC agreement of the Combination Development Plan and corresponding Combination Development Budget, the Parties shall amend Schedule 1 to include such Clinical Trials (or added cohorts) and other Development activities, as applicable, [***]. As of the date of such amendment to Schedule 1, such Clinical Trial (or added cohorts) shall be deemed a Duality Combination Trial or BioNTech Combination Trial, as applicable, and such Combination Trial (or added cohorts) and other Development activities in connection therewith shall be deemed Duality Combination Development Activities or BioNTech Combination Development Activities, as applicable, and in each case, subject to the terms and conditions of this Letter Agreement.
e.[***]
f.[***]
11.BioNTech will lead on the Clinical Trial protocols and regulatory strategies for all Combination Trials. The Parties shall review and discuss Clinical Trial protocols or regulatory strategies via the JSC for any Combination Trials; BioNTech shall have final approval of such Clinical Trial protocols and regulatory strategies. Any comments by Duality will be discussed in good faith by the Parties.
12.Duality will conduct each Duality Combination Trial and Combination Development Activity in accordance with this Letter Agreement, the applicable License Agreement, the Pharmacovigilance Agreement, the Clinical Supply Agreement between the Parties, the applicable combination supply MTAs, and quality agreement(s), GXP and all Applicable Laws, and with reasonable due care, with qualified personnel and in conformity with current generally accepted industry standards and procedures.
13. Duality may perform any of its obligations under this Letter Agreement through one or more subcontractors in accordance with the provisions of Sections 4.4(b), 4.4(c) (Duality Development Activities) and 11.6 (Performance by Affiliates, Sublicensees and Subcontractors) of the Duality TROP2 Agreement.
14.A “Licensor” shall mean any Third Party who granted to BioNTech or its Affiliates a right to Develop or Commercialize any BioNTech Product in any country or territory, and a “Third Party Collaborator”, with respect to any Combination Development Activities, shall mean a Licensor who sponsors the applicable Combination Trial or performs any part of such Combination Development Activities, in collaboration with BioNTech and Duality or otherwise supplies or owns or controls the BioNTech Product that is the subject of such Combination Development Activities. [***]
15.Notwithstanding any provision to the contrary set forth in the applicable License Agreement, respective side letters of the applicable License Agreement, and applicable MTA, including in Section 3.6 (Decision-Making) of the Duality TROP2 Agreement and Section 3.5 (Decision-Making) of the Duality B7H3 Agreement and Duality HER2 Agreement thereof (which Sections are incorporated herein by reference, mutatis mutandis), [***] shall have final decision-making authority (including at the JSC) with respect to [***] Any matters relating to BioNTech Combination Development Activities, [***] shall be within the purview of the JSC for review and discussion and shall be subject to [***] final-decision making. [***]
16.Following the end of the Opt-In Period, on an Opted-In Trial-by-Opted-In Trial basis, in the event that [***] Duality may request the Parties to discuss at the JSC the Combination Development Budget and/or patient recruitment rate of such Opted-In Trial. If the Parties do not reach agreement to manage the applicable Combination Development Budget or the rate of recruitment for such Opted-In Trial within [***], Duality may on providing at least [***] days written notice to BioNTech elect to reverse its decision and opt-out of such Opted-In Trial. For clarity, Duality may not opt out of paying Duality Combination Development Costs or any Duality Contribution incurred in relation to such Opted-In Trial prior to the effective date of Duality’s opt-out (not less than [***] days of Duality’s written notice).

Supply of BioNTech Products & Duality Licensed Products

17.The supply of BioNTech Products by or on behalf of BioNTech to Duality as necessary for carrying out the Combination Development Activities shall be governed by the terms of one or more material transfer agreement(s) (the “MTA(s)”) and associated quality agreement(s) to be entered into between the Parties, as applicable. [***]
18.Duality shall supply the Duality Licensed Products for the Combination Development Activities in accordance with the applicable License Agreement(s) and any applicable Clinical Supply Agreement(s) and associated quality agreement(s) between the Parties (each of these agreements as amended or supplemented from time to time).
19.Reporting and Record Keeping. Each Party shall maintain records and report the progress and results of Combination Development Activities conducted by or on behalf of it pursuant to this Letter Agreement in accordance with Sections 4.5 (Development Records) and 4.6 (Development Reports) of the Duality TROP2 Agreement, or Sections 4.7 (Development Records) and 4.8 (Development Reports) of the Duality B7H3 Agreement or Duality HER2 Agreement, as applicable. [***]
20.Regulatory Responsibilities. As between the Parties, BioNTech shall have the responsibility (either itself, through Duality, or through a Third Party Collaborator, in each case as appointed by BioNTech) to prepare and submit all regulatory filings related to the BioNTech Combination Trials, in the Retained Territory or the Territory. Subject to paragraphs 11, 15 and 22 of this Letter Agreement, Duality shall be responsible for preparing and submitting all regulatory filings related to the Duality Combination Trials in the Retained Territory or the Territory.

21.Duality shall act as regulatory sponsor for any Duality Combination Trial as specified in Schedule 1, or as otherwise required any Regulatory Authority or Applicable Laws and agreed by BioNTech in writing for any BioNTech Combination Trial. Additionally, BioNTech, its Affiliates or a Third Party designated by BioNTech may also act as a regulatory sponsor for any Duality Combination Trial to the extent permitted under Applicable Laws or otherwise required to implement the regulatory strategy for such Duality Combination Trial approved by BioNTech pursuant to paragraphs 11 and 15 of this Letter Agreement. In such event, BioNTech shall be responsible for preparing and submitting all regulatory filings reasonably required in acting as regulatory sponsor for such Duality Combination Trial(s).
22.In the case that Duality is specified as the regulatory sponsor in accordance with paragraph 21 of this Letter Agreement or is otherwise the holder of any Regulatory Approvals or Regulatory Materials for any Combination Trial(s), or otherwise required to perform any regulatory activities with respect to any Combination Trial under Applicable Laws, Duality shall:
a.without limiting 5.6 (b) or Section 5.6(c) of the applicable License Agreement, [***];
b.keep BioNTech promptly notified [***] of any communication from the Regulatory Authorities regarding the Combination Development Activities;
c.keep BioNTech informed of regulatory developments related to the Combination Trials and provide BioNTech with electronic copies of Regulatory Materials in the Territory or in the Retained Territory (including all material Regulatory Authority communications) received or generated by Duality related to such Combination Development Activities in accordance with Section 5.1(b) of the applicable License Agreement;
d.provide BioNTech with copies of any Regulatory Approvals, Regulatory Materials and material communications to be submitted to any Regulatory Authority in the Territory or in the Retained Territory in respect of the Combination Development Activities for review, discussion and approval by BioNTech pursuant to paragraphs 11 and 15 of this Letter Agreement prior to submission [***], and Duality shall include such comments of BioNTech in good faith and not submit without BioNTech’s prior written approval;
e.be responsible for all interactions with Regulatory Authorities with respect to the Combination Development Activities, under BioNTech’s direction and oversight; [***];
f.promptly notify the JSC in the event any Regulatory Authority takes or gives notice of its intent to take any regulatory action with respect to any Combination Development Activities;
g.provide BioNTech with a written update of any meeting or discussion to be conducted with any Regulatory Authority related to the Combination Development Activities (whether in the Territory or the Retained Territory) no later than [***] Business Days after [***], and allow BioNTech and/or its designee (including any Third Party Collaborator or Licensor, if designated by BioNTech) to attend and participate in any such meeting or discussion unless prohibited or restricted by Applicable Laws or Regulatory Authority. [***].
23.Duality acknowledges and agrees that BioNTech may grant its Third Party Collaborator or Licensor access to:
a.any material written or electronic communication received by Duality, BioNTech or their Affiliates from Regulatory Authorities to the extent such communication is [***];
b.any proposed Regulatory Approvals or Regulatory Materials, submissions or communications with or for Regulatory Authorities that relate to the BioNTech Product for review and comment.
24.BioNTech acknowledges and agrees that BioNTech shall, to the extent BioNTech deems necessary for the Combination Development Activities, grant Duality the access to:
a.any material written or electronic communication received by the Third Party Collaborator or Licensor, BioNTech or their Affiliates from Regulatory Authorities to the extent such communication is [***];
b.any proposed Regulatory Approvals or Regulatory Materials, submissions or communications with or for Regulatory Authorities that relate to the Duality Licensed Product for review and comment.
25.Each Party shall provide to the other Party or its designee such support and input as the other Party may request that is reasonably necessary for the preparation, filing, and maintenance of Regulatory Materials or inspections by a Regulatory Authority in relation to the Combination Development Activities.
26.Duality shall ensure that any Third Party manufacturers engaged by Duality (or its Affiliates) for the Manufacture and supply of the Duality Licensed Products that are the subject of any Combination Trial shall cooperate with Duality and BioNTech (or its designee(s)) to facilitate the submission and maintenance of any Regulatory Approvals or Regulatory Materials for such Combination Trial and the conduct of related regulatory activities in accordance with this Letter Agreement and the applicable terms of the applicable License Agreement.
27.[***]
28.BioNTech may at any time via the JSC decide to replace Duality as the sponsor of any Combination Trial, effective upon BioNTech’s written notice to Duality of such decision (an “Exercise Notice”) and replacement shall proceed in accordance with the provisions set out in Section 5.5 (Replacement) of the Duality TROP2 Agreement in the Territory or in both the Territory and the Retained Territory (as applicable). Following BioNTech’s replacement of Duality as sponsor for such Combination Trial, the Parties shall, through the JSC, amend Schedule 1 of this Letter Agreement and the Combination Development Plan accordingly, and, if applicable, the last paragraph of paragraph 8 of this Letter Agreement shall also apply. [***]

29.[***] Duality shall and hereby does assign and transfer, or shall cause the assignment and transfer, to BioNTech or its designee, Duality’s or any of its Affiliates entire right, title, and interest in and to all IND and other Regulatory Approvals and Regulatory Materials regarding Combination Trial(s) (whether in the Territory or the Retained Territory) that are owned, controlled or possessed by Duality or any of its Affiliates to BioNTech or its designee(s). In the event assignment or transfer is not permitted by Applicable Laws, such Regulatory Approvals and Regulatory Materials shall be held by Duality for the benefit of BioNTech or its designee(s) and Duality shall, and hereby does, provide BioNTech with a right of reference with respect to any such Regulatory Approvals and Regulatory Materials at no cost to BioNTech. Duality shall take such other actions and execute such other instruments, assignments, and documents as may be reasonably necessary to effect, evidence, register, and record the transfer, assignment, or other conveyance of rights under this paragraph 29 to BioNTech.
30.For clarity, paragraphs 20 to 26 of this Letter Agreement shall apply where Duality has not Opted-In to such Combination Trial(s) and such Combination Development Activities are required to be undertaken by Duality by Applicable Law.
Reimbursement of Costs and other Financial Terms
31.The following defined terms shall have the following meanings:
a.“Duality Contribution” means [***].
b.“BioNTech Contribution” means [***].
c.“Retained Territory Patient Enrollment Cost” means the [***] fee (in United States Dollars) for each patient enrolled in such Combination Trial in the Retained Territory. The Retained Territory Patient Enrollment Cost that is used to calculate the Total Combination Development Cost and Duality Combination Development Cost in accordance with paragraph 31(e) of this Letter Agreement is set forth in Schedule 1 (as updated from time to time in accordance with paragraph 10). [***]
d.“Territory Patient Enrollment Cost”, means, in respect of a Duality Combination Trial any and all costs and expenses that are reasonably incurred by or on behalf of Duality in conducting the Combination Development Activities with respect to such Combination Trial in Territory, in accordance with the applicable Combination Development Plan and solely to the extent expressly set out in the applicable Combination Development Budget. [***]
e.“Total Combination Development Costs” and “Duality Combination Development Costs”, subject to the final consolidation in accordance with paragraph 34, shall be determined according to [***]
[***]
[***]
32.With respect to any Combination Trial:

a.if such Combination Trial is an Opted-In Trial, as between Duality and BioNTech: (i) the Duality Combination Development Costs shall be borne by Duality; and (ii) the portion of the Total Combination Development Costs that are not Duality Combination Development Costs shall be borne by BioNTech (itself or together with Third Party Collaborators);
b.if such Combination Trial is not an Opted-In Trial, as between Duality and BioNTech, [***] shall be borne by BioNTech (itself or together with Third Party Collaborators);
c.notwithstanding anything to the contrary in subparagraph (a), if such Combination Trial is an Opted-In Trial, [***];
d.[***]
e.[***].
33.If a Combination Trial is not an Opted-In Trial, Duality may [***].
34.With respect to any Combination Trial, [***]. Following the completion or earlier termination of a Combination Trial, the Parties shall perform a final consolidation of Total Combination Development Costs and Duality Combination Development Costs with respect to such Combination Trial in accordance with a process to be mutually developed and agreed in good faith by the finance teams of the Parties. [***]
35.Invoices issued by Duality to BioNTech under this Letter Agreement shall contain all of the information set forth in Section 9.2 (Invoices) of the Duality TROP2 Agreement, which Section is incorporated herein by reference, mutatis mutandis. The Payor shall pay to the Payee amounts due within [***] after the receipt of the applicable invoice issued by the other Party. The provisions of Sections 9.3 (Exchange Rate; Manner and Place of Payment), 9.4 (Taxes), 9.5 (Blocked Currency) and 9.7 (Late Payments) of the Duality TROP2 Agreement shall apply to such payments and are incorporated herein by reference, mutatis mutandis, provided that references to License Payments shall be construed as such payments under this Letter Agreement and, with respect to any amounts payable by Duality to BioNTech, any reference to “Licensee” in such incorporated provisions shall be construed as a reference to “Duality”, and any reference to “Duality” in such incorporated provisions shall be construed as a reference to “Licensee”.
36.Each Party shall keep complete, fair and true books of accounts and records for the purpose of determining and confirming the Additional CRO Costs and other costs under this Letter Agreement. Such books and records shall be kept for at least [***] following the end of the [***] to which they pertain. Subject to last sentence of this paragraph 36, the auditing Party shall have the right to cause an independent, certified public accountant reasonably acceptable to other Party to audit such records to confirm such payments and costs for a period covering not more than the preceding [***], provided that (a) such audit shall not be more frequent than [***], and (b) once such accountant has conducted a review and audit of any records pursuant to this paragraph 36 in respect of any given period, it may not subsequently reinspect such records with respect to such period, unless, in each case of (a) and (b), for cause. Prior to engagement by an independent, certified public accountant, such accountant must have executed and delivered to the audited Party a confidentiality agreement as reasonably requested by the audited Party, which will include provisions limiting such accountant’s disclosure to the auditing Party to only the results and basis for such results of such inspection. Such audits may be exercised during normal business hours upon reasonable prior written notice to the audited Party. Prompt adjustments shall be made by the Parties to reflect the results of such audit. The auditing Party shall bear the full cost of such audit unless such audit discloses irregularities leading to an underpayment or overpayment by either Party of more than [***] of the amount due under this Letter Agreement for any applicable [***], in which case, the owing Party shall bear the cost of such audit and any undisputed amounts shall be settled promptly. Any disputed amounts shall be settled in accordance with paragraph 77 of this Letter Agreement. [***]
37.Confidentiality; Publications. Except to the extent expressly authorized by this Letter Agreement or otherwise agreed in writing by the Parties, the terms of Section 10 (Confidentiality) of the respective License Agreement applies to performance of the respective Combination Development Activities, provided that:
a.Sections 10.2(b) and 10.2(c) (Exceptions) of the License Agreements shall not apply to the [***]; and
b.subject to paragraph 57 of this Letter Agreement with respect to Safety Data, all information (including Development Data, and reports provided by Duality) relating to any Combination Development Activities, including any [***], will be deemed to be solely BioNTech’s Confidential Information. BioNTech shall have the right to determine the method of transferring its Confidential Information to Duality, any Regulatory Authority, or other Third Parties under or in connection with this Letter Agreement.
38.If BioNTech or Duality intends to exchange any competitively sensitive information in connection with the Combination Development Activities, including with any Third Party, then upon BioNTech’s request or Duality’s request, BioNTech and Duality shall cooperate in good faith to ensure that such information is shared in compliance with all Applicable Laws.
39.Notwithstanding any provision to the contrary set forth in the License Agreements: (a) BioNTech shall be the sole Party making press releases with respect to a Duality Licensed Product in combination with BioNTech Products; (b) BioNTech shall be the sole party publishing any information or data arising from any Combination Development Activities or any associated results or conclusions generated in connection therewith provided that BioNTech may not publicly present or publish, any information or data arising from any Combination Development Activities or any associated results or conclusions generated in connection therewith, without first obtaining Duality’s comments (which shall be given promptly) for such publication or presentation in good faith in accordance with the publication process set out in Section 10.5 of the License Agreements. Duality shall have the right to publicly present or publish BioNTech’s publications (for clarity not individual information or data) in the Retained Territory in accordance with the publication process set out in Section 10.5 of the License Agreements.
40.Duality agrees that, where BioNTech controls the BioNTech Product through license from Third Party licensor, BioNTech may disclose a copy of this Letter Agreement and the applicable MTA to BioNTech’s Third Party licensor for the BioNTech Product, if required under the terms of the applicable agreement between BioNTech’s licensor and BioNTech (an “Upstream License Agreement”).
License Grant by BioNTech to Duality to Perform Combination Development Activities
41.On a Combination Trial-by-Combination Trial basis, during the Term of this Letter Agreement with respect to the applicable Combination Trial and solely to the extent required to conduct Combination Development Activities with respect to such Combination Trial on BioNTech’s behalf, BioNTech hereby grants to Duality a non-exclusive, sublicensable to subcontractors (in accordance with Section 4.4 of the Duality TROP2 Agreement) , non-transferrable (except in accordance with paragraph 81 of this Letter Agreement), royalty-free, fully paid-up license under the BioNTech Product IP and [***] (as defined below) for the sole purpose of conducting Combination Development Activities in accordance with this Letter Agreement and the Combination Development Plan, solely in the applicable countries in the Territory or the Retained Territory set forth in such Combination Development Plan. “BioNTech Product IP” means any Know-How and Patent Rights, in each case, incorporated or used by or on behalf of BioNTech in the exploitation of BioNTech Products in combination with Duality Licensed Products that are (a) Controlled by BioNTech or its Affiliates as of the Letter Effective Date or during the Term of this Letter Agreement, and (b) necessary for the conduct of Combination Development Activities by or on behalf of Duality in accordance with this Letter Agreement and the Combination Development Plan. For the avoidance of doubt, no license is granted to Duality under Section 2.5(ii) of the License Agreements in relation to any BioNTech Product IP. Except for the license expressly granted above, no license or right is granted to Duality in relation to any BioNTech Product IP.
42. Except for the license granted to Duality under paragraph 41 of this Letter Agreement, BioNTech is not granting Duality any right or license to research, Develop, Manufacture, Commercialise or otherwise exploit BioNTech Products (or Duality Licensed Products in combination with BioNTech Products). Duality may not use BioNTech Products for any purpose other than as expressly permitted under this Letter Agreement and shall only use the BioNTech Products in accordance with the Letter Agreement and any applicable MTA(s). [***]
Intellectual Property
43.“Combination Foreground IP” means [***].
44.[***].
45.[***].
46.[***].
47.[***] shall: (a) promptly disclose to [***] all Combination Foreground IP that is conceived, discovered, developed, or otherwise made, whether solely or jointly, by or on behalf of [***]; (b) respond promptly to reasonable requests from [***] for additional information relating to such Combination Foreground IP; and (c) ensure that each of [***] employees, subcontractors, and agents performing any Combination Development Activities, prior to commencing such work, be bound by invention assignment obligations, including: (i) promptly reporting any Combination Foreground IP to [***]; (ii) presently assigning to [***]

all of his or her rights, title and interests in and to any Combination Foreground IP; (iii) cooperating in the prosecution, maintenance, enforcement and defense of any Patent Right within the Combination Foreground IP; and (iv) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Letter Agreement. [***]
48.For clarity, without limiting Section 5.6(b) (Data Access; Right of Reference; Access to Regulatory Materials; pharmacovigilance; audit) of the Duality TROP2 Agreement and the Duality B7H3 Agreement and Section 5.6(a) (Data Access; Right of Reference; Access to Regulatory Materials) of the Duality HER2 Agreement, as applicable, [***]. Further, without limiting Section 5.6(c) (Data Access; Right of Reference; Access to Regulatory Materials; pharmacovigilance; audit) of the Duality TROP2 Agreement, Section 5.6(c) (Data Access; Right of Reference; Access to Regulatory Materials) of the Duality B7H3 Agreement and Section 5.6(b) (Data Access; Right of Reference; Access to Regulatory Materials) of the Duality HER2 Agreement, as applicable, [***].
49.[***] shall not, [***]: (a) grant any license or other interest to any Third Party under the Combination Foreground IP; or (b) incur or permit to exist any lien, security interest or other encumbrance, under the Combination Foreground IP, in each case (a) and (b), in a manner that would limit, restrict or otherwise adversely affect [***] rights of ownership with respect to such Combination Foreground IP under paragraph 44 of this Letter Agreement.
50.[***]
a.[***]
b.[***]
51.[***]
52.[***]
53.[***]
54.[***]
55.Notwithstanding any provision to the contrary set forth in the License Agreements, the Combination Foreground IP shall not be subject to any licenses or other rights granted to [***] under any License Agreement, and the only rights [***] receives with respect to thereto are set out in paragraphs 41 and 50 of this Letter Agreement.
56.No right or license under any Patents or Know-How of either Party is granted or shall be granted under this Letter Agreement by implication, and all such rights or licenses are or shall be granted only as expressly provided in the terms of this Letter Agreement.
Pharmacovigilance
57.Subject to the terms of the Pharmacovigilance Agreement, each Party shall be permitted to disclose to a Third Party (e.g., investigators involved in a Combination Trial) (a) Data to the extent required by a Regulatory Authority or as may otherwise be required by Applicable

Laws or such Party’s internal policies and procedures with respect to pharmacovigilance reporting, including adverse event reporting or (b) Safety Information (as defined in the Pharmacovigilance Agreement) with respect to the Duality Licensed Products, or in the case of BioNTech, the BioNTech Products or the Duality Licensed Products in combination with BioNTech Products ((a) and (b), “Safety Data”), in each case, where such Third Party needs to use such Safety Data to ensure patient safety or comply with Applicable Laws; provided that such Third Party has a clearly identified need to know such information and is bound by written confidential disclosure undertakings with provisions at least commensurate with those in this Letter Agreement and the Safety Data is provided in accordance with Applicable Laws. As between the Parties, BioNTech shall be the global database holder of Safety Data and, notwithstanding the foregoing, may disclose Safety Data to its Licensor(s) for the applicable BioNTech Product. BioNTech shall share with Duality and Duality shall share with BioNTech any Safety Data relating to Combination Trials (including Combination Trials that is not an Opted-In Trial) in its possession or control in accordance with the terms of the Pharmacovigilance Agreement (as amended or supplemented from time to time). [***] The Parties shall agree the operational details of such pharmacovigilance obligations in an addendum or amendment to the applicable Pharmacovigilance Agreement(s), which would be executed [***] following the Letter Effective Date. Without limiting the foregoing, each Party shall have the right to audit the other Party’s GCP or PV compliance in relation to conduct of Combination Trials in accordance with the audit terms of the Pharmacovigilance Agreement (including any addendum or amendment thereto) between the Parties. The Parties shall agree the operational details of such pharmacovigilance obligations in an addendum or amendment to the applicable Pharmacovigilance Agreement(s), which would be executed prior to or within [***] following the Letter Effective Date. Without limiting the foregoing, each Party shall have the right to audit the other Party’s GCP or PV compliance in relation to conduct of Combination Trials in accordance with the audit terms of the Pharmacovigilance Agreement (including any addendum or amendment thereto) between the Parties.
58.Data Protection. The Parties agree to comply with the technical terms and conditions (which terms and conditions are solely related to the compliance with Applicable Data Protection Laws and confidentiality) in using Data provided by the other Party, as set out in the separate data sharing and data transfer agreement entered into between the Parties.
59.Term and Termination. This Letter Agreement shall become effective as of the date of last signature below (the “Letter Effective Date”) and shall continue in full force and effect [***] (the “Term”). [***]
60.[***]
61.If a License Agreement terminates with respect to any Duality Licensed Product during the Term of this Letter Agreement, then this Letter Agreement shall terminate solely with respect to the Duality Licensed Product that is the subject of such termination.
62.If an Upstream License Agreement terminates, and as a result BioNTech no longer controls Intellectual Property Rights with respect to the applicable BioNTech Product that are necessary for the conduct of any Combination Development Activities, then this Letter Agreement shall terminate with immediate effect with respect to the affected Combination Trial and the related Combination Development Activities upon written notice of termination by BioNTech to Duality.

63.A Party shall have the right to terminate this Letter Agreement (subject to paragraph 64 of this Letter Agreement) in its entirety or, to the extent the applicable breach only affects specific Combination Trial(s), solely with respect to such Combination Trial(s), upon written notice to the other Party if such other Party is in material breach of this Letter Agreement and has not cured such breach within [***] days after written notice from the terminating Party requesting cure of the breach. [***]
64.Notwithstanding paragraph 63 of this Letter Agreement, if any uncured material breach by either Party of its obligations under this Letter Agreement is with respect to one or more, but not all, of the Combination Trials, then the other Party will not have the right to terminate this Letter Agreement in its entirety, but will have the right to terminate this Letter Agreement solely with respect to the Combination Trial for which such material breach and failure to cure applies.
65.[***]
66.Consequences of Termination. Any expiration or termination of this Letter Agreement in whole or in part shall not affect the term of the License Agreements.
67.If BioNTech terminates this Letter Agreement under paragraph 61 of this Letter Agreement, [***].
68.Upon any early termination of this Letter Agreement in its entirety or with respect to any specific Combination Trial(s), if there are any ongoing Combination Development Activities with respect to such Combination Trial(s) at the time of such termination, then Duality shall, as directed by BioNTech in writing at its sole discretion on a [***] basis:
a.[***]
b.[***]
c.[***]
in each case ((a)-(c)), with due regard for patient safety and the rights of any subjects that are participants in any Combination Trials and take any actions the Parties deem reasonably necessary or appropriate to avoid any human health or safety problems and comply with all Applicable Laws.
69.All out-of-pocket costs and expenses incurred by either Party in the performance of [***] under paragraphs 68(a) or (b) of this Letter Agreement shall be borne by [***], unless this Letter Agreement is terminated by [***] under paragraph 63 of this Letter Agreement, in which case all such out-of-pocket costs and expenses shall be borne by [***].
70.Upon expiration or termination of this Letter Agreement, Duality shall destroy or return to BioNTech (at BioNTech’ discretion) all BioNTech Product and all tangible items bearing, containing, or contained in, any of the Confidential Information of BioNTech relating to the BioNTech Products disclosed under or in connection with this Letter Agreement, except for one (1) copy which may be retained in such Party’s confidential files for archive or compliance purposes and in accordance with Applicable Laws. If the material is destroyed, Duality shall provide BioNTech written certification of such destruction.

71.In the event of a termination by BioNTech under paragraph 63 (uncured material breach) [***] of this Letter Agreement, notwithstanding paragraph 63 of this Letter Agreement, the terms of Section 13.8(a) of the relevant License Agreement shall apply to all remaining payments under the applicable License Agreement provided that the requirements of the terms of Section 13.8 of the License Agreement are met.
72.In the event of a termination by BioNTech under paragraph 63 (uncured material breach) [***] of this Letter Agreement, the rights granted to Duality under paragraph 50 of this Letter Agreement shall terminate.
73.The Parties rights and obligations under the following paragraphs of this Letter Agreement shall survive expiration or any termination of this Letter Agreement: 19 (Reporting and Record Keeping), 20 (Regulatory Responsibilities), 34 (Invoices), 37-39 (Confidentiality; Publications), 42, 43-49, 53 and 56 (Intellectual Property), 66-73 (Consequences of Termination), 74-75 (Indemnification; Liability; Insurance) and 77-80 (Disputes, Governing law and Miscellaneous).
74.Indemnification; Liability; Insurance. For clarity, the terms of Article 14 of the respective License Agreements continue to apply to each Party’s performance Combination Development Activities under this Letter Agreement.
75.Without limiting Section 14.4 (Insurance) of the License Agreements, each Party shall maintain adequate insurance in place that covers [***].
Notices
76.Any notice to be given under this Letter Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (a) the date of actual receipt; (b) if delivered by overnight courier, [***] Business Days after delivery; or (c) if sent by facsimile, upon electronic confirmation of receipt.

if to Duality:	Duality Biologics (Suzhou) Co., Ltd Unit 1103-1106, No 868 Yinghua Road, Pudong New District, Shanghai, China Attention: [***] Email: [***]
with a copy to:	[***] Email: [***]
if to Licensee:	BIONTECH SE [***] Address: An der Goldgrube 12, 55131 Mainz, Germany

with a copy to:	[***]

Miscellaneous
77.Any differences, claim, dispute, or controversy as to the breach, enforcement, interpretation or validity of this Letter Agreement shall be resolved in accordance with Sections 15.2 (Disputes) to 15.6 (Continued Performance) of the applicable License Agreement, and such Sections are incorporated herein by reference, mutatis mutandis.
78.This Letter Agreement and any disputes, claims, or actions related thereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.
79.Sections 16.1 (Rights in Bankruptcy), 16.3 (Entire Agreement; Amendment) (last sentence only), 16.4 (Further Assurances), 16.5 (Relationship Between the Parties), 16.6 (Non-Waiver), 16.8 (Third Party Beneficiaries), 16.9 (Severability), 16.11 (Force Majeure), 16.12 (Interpretation) and 16.13 (Construction) of the Duality TROP2 Agreement shall apply with respect to this Letter Agreement and are incorporated herein by reference, mutatis mutandis.
80.For the avoidance of doubt, the phrase “in combination with” in this Letter Agreement includes co-formulation, co-packaging, co-administration, or any other use in conjugation with, including as part of a combination therapy. The phrases “applicable License Agreement” or “respective License Agreement” (or similar phrases) in this Letter Agreement shall mean the License Agreement applicable to the Duality Licensed Product used in such Combination Trial.
81. Neither this Letter Agreement nor any rights or obligations hereunder may be assigned by a Party without the prior written consent of the other Party (which shall not be unreasonably withheld, conditioned or delayed), provided that, each Party shall have the right to assign its obligations or rights under this Letter Agreement without the consent of the other Party, to any of its permitted assignees of the applicable License Agreement, in conjunction with the permitted assignment of all of its rights and obligations under the License Agreement.
82.This Letter Agreement may be executed in two (2) or more counterparts, including by transmission of facsimile or PDF copies of signature pages to the Parties or their representative legal counsel, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one and the same instrument. Electronic, facsimile or PDF image signatures shall be treated as original signatures, with the understanding that each Party expressly agrees that such Party shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other Party (including through the use of eSignature platforms such as DocuSign®). No Party will raise the use of electronic delivery to transmit a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic delivery as a defense to the formation of a contract.
83.This Letter Agreement shall become effective as of the date of last signature below (the “Letter Effective Date”).

[The remainder of this page is intentionally left blank. The signature page follows.]

Sincerely,

BioNTech SE
By: /s/ Sierk Poetting
Name: Dr. Sierk Poetting
Title: Managing Director
Date: 12-Nov-2024
By: /s/ James Ryan
Name: James Ryan
Title: Managing Director
Date: 12-Nov-2024

Acknowledged and agreed:

Duality Biologics (Suzhou) Co. Ltd.
By: /s/ John Zhu
Name: John Zhu
Title: CEO
Date: 13-11-2024

Schedule 1

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

Schedule 2
Each Additional Trial Request shall specify:

[***]